EXHIBIT 4.3


MORTGAGE AND COLLATERAL                         UNITED STATES OF AMERICA
ASSIGNMENT OF LEASES
                                                STATE OF LOUISIANA
            BY:
                                                PARISH OF ORLEANS
BAYOU STEEL CORPORATION AND
RIVER ROAD REALTY CORPORATION

      IN FAVOR OF:

FIRST NATIONAL BANK OF COMMERCE,
AS TRUSTEE AND COLLATERAL AGENT


      BE IT KNOWN, that on this 21st day of the month of May, 1998, but effective May 22, 1998, before me, the undersigned Notary Public, duly commissioned and qualified in and for the Parish and State aforesaid, and in the presence of the undersigned witnesses personally appeared:

      BAYOU STEEL CORPORATION, a Delaware corporation ("BSC"), the Federal Employer Identification Number of which is 72-1125783, represented herein by Richard J. Gonzalez, its Vice President, being hereunto duly authorized by virtue of resolutions of the Board of Directors of said corporation, a certified copy of which is annexed hereto and made a part hereof;

      RIVER ROAD REALTY CORPORATION, a Louisiana corporation ("RRRC", together with BSC, "MORTGAGOR"), the Federal Employer Identification Number of which is 72-1162713, represented herein by Richard J. Gonzalez, its Vice President, being hereunto duly authorized by virtue of resolutions of the Board of Directors of said corporation, a certified copy of which is annexed hereto and made a part hereof; and

      FIRST NATIONAL BANK OF COMMERCE, a national banking association with its principal trust offices located in New Orleans, Louisiana, as Trustee under the Indenture hereinafter referred to (in such capacity, the "TRUSTEE") and as Collateral Agent (in such capacity, the "MORTGAGEE"), the Federal Employer Identification Number of which is 72-0269760, appearing herein not in its corporate capacity but as Trustee and Collateral Agent as hereinafter set forth, being represented herein by Denis Milliner, its duly authorized Vice President and Trust Officer, who declared unto me, Notary, as follows:


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      WHEREAS, BSC has authorized the creation and issuance of its 9 1/2% First
Mortgage Notes, the first series of which are due May 15, 2008 initially in the aggregate principal amount of One Hundred Ten Million and No/100 Dollars ($110,000,000.00) (together with any additional First Mortgage Notes issued in the same or any other series and any note or notes issued in substitution, exchange or renewal of any and all of the foregoing, the "SECURITIES");

      WHEREAS, the Securities will be issued pursuant to the terms of that certain Indenture dated May 22, 1998 among BSC, RRRC, Bayou Steel Corporation (Tennessee) and the Trustee, an execution copy of which Indenture without exhibits is annexed hereto as EXHIBIT "A" and made an integral part hereof (as the same may hereafter be supplemented, amended, extended or restated, the "INDENTURE");

      WHEREAS, the Trustee has accepted the trust established by the Indenture in accordance with the terms thereof;

      WHEREAS, RRRC is a wholly-owned subsidiary of BSC and is a Recourse Subsidiary, as defined in the Indenture;

      WHEREAS, Mortgagor desires to enter into this Mortgage and Collateral Assignment of Leases (as the same may hereafter be supplemented, amended, extended or restated, the "MORTGAGE") for the purpose of creating in favor of the Mortgagee and for the ratable benefit of the Holders, as defined in the Indenture (collectively, the "HOLDERS" and, individually, a "HOLDER") a mortgage and other liens on properties and interests of the Mortgagor located and to be located within the State of Louisiana;

      WHEREAS, by their acceptance of the Securities, the Holders will irrevocably appoint the Trustee as the special attorney-in-fact for each one of said Holders and vest the Mortgagee with full power to effect and enforce this Mortgage for the benefit of all of said Holders and the Trustee and the Mortgagee hereby accept such appointment; and

      WHEREAS, Mortgagor contemplates incurring future obligations to the Trustee and the Holders during the term of this Mortgage;

      NOW, THEREFORE, for the purposes of securing the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the unpaid principal of and interest on the Securities and all other obligations and liabilities of BSC or of RRRC, or of both, to the Trustee, the Mortgagee and the Holders (including, without limitation, interest accruing after the maturity of the Securities and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to BSC or RRRC, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and interest, to the extent permitted by law, on the unpaid interest), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, the Securities, this Mortgage, the other Security Documents (as defined in the Indenture) (including, without limitation, any Subsidiary Guarantee and any Subsidiary Security Agreement, as such terms are defined in the

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Indenture, to which RRRC is or becomes a party and the Company Security
Agreement, as defined in the Indenture) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Trustee and the Mortgagee that are required to be paid by BSC or RRRC pursuant to the terms of the Indenture or this Mortgage or any other Security Document), up to the maximum amount set forth in Section 4.11 hereof (as any or all thereof may hereafter be amended, modified, extended or restated, collectively, the "SECURED OBLIGATIONS"), the Mortgagor does by these presents specially mortgage, unto and in favor of the Mortgagee, and, with respect to the following clause (v), does hereby collaterally assign unto and in favor of the Mortgagee, for the ratable benefit of the Holders, all of the following described property located in the Parish of St. John the Baptist, State of Louisiana (collectively, the "MORTGAGED PROPERTY"):

      i) Those certain tracts of land located in the Parish of St. John the Baptist, Louisiana and legally described on EXHIBIT "B" attached hereto and made a part hereof (the "LAND");

      ii) All buildings, structures, improvements and other constructions of every nature whatsoever now or hereafter situated on the Land, and all fixtures, machinery, appliances, apparatus and equipment, of every nature whatsoever now owned or hereafter acquired by Mortgagor and attached to, installed in, used or usable in connection with or incorporated in any of the Land or the foregoing immovable property so as to become component parts thereof, (including, without limitation, that certain deep water dock and related facilities situated on the water bottom in the Mississippi River and attached to the Land at Mile 132.4 A.H.P. between LaPlace and Little Gypsy, if and to the extent characterized as immovable property under Louisiana law) including all extensions, additions, improvements, betterments, renewals, substitutions and replacements of or to any of the foregoing and all of the right, title and interest of the Mortgagor in and to any of the foregoing (the "IMPROVEMENTS");

      iii) All easements, servitudes, rights of way, strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining to the Land or to the Improvements, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by the Mortgagor, and the reversions, remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of the Mortgagor, in and to the same (the "APPURTENANT RIGHTS") (the Land, the Improvements and the Appurtenant Rights being sometimes herein collectively referred to as the "PREMISES");

      iv) All rents, royalties, issues, profits, revenue, income and other benefits from the Premises; provided, however, that permission is hereby given to the Mortgagor, so long as no Default has occurred hereunder, to collect, receive, take, use and enjoy such rents, royalties, issues, profits, revenue, income and other benefits as they become due and payable, but not more than one
(1) month in advance of the scheduled dates for payment of each one thereof;


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      v) All right, title and interest of the Mortgagor in, to and under any and all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements now or hereafter on or affecting the Premises or any part thereof, whether written or oral, and all agreements for use of the Premises (collectively, the "LEASES" and individually, a "LEASE"), together with all security therefor and all moneys payable thereunder, including without limitation, the present and continuing right to make claim for, collect, receive and receipt for any of the rents, royalties, issues, profits, revenues, income and other sums of money payable or receivable thereunder (except sums payable directly by the lessee under any such Lease to a person other than the Mortgagor) whether payable as rent or otherwise, to bring actions and proceedings thereunder or for the enforcement thereof, and to do any and all things which the Mortgagor or any lessor is or may become entitled to do under such Leases; subject, however, (a) to the conditional permission given to Mortgagor to collect the rentals under any such Lease so long as no Default shall exist hereunder, and (b) so long as no Default has occurred hereunder, to the right of the Mortgagor to bring actions and proceedings thereunder or for the enforcement thereof; and provided that the assignment made hereby shall not impair or diminish any obligation of the Mortgagor under such Leases, nor shall any such obligation be imposed upon the Mortgagee; and

      vi) Subject to the provisions of the Indenture and, in the case of insurance proceeds, to the provisions of La. R.S. 9:5386, all proceeds, including interest payable thereon, of any and all of the Mortgaged Property, including without limitation, all judgments, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of the Premises or any portion thereof under the power of eminent domain, any policies of insurance maintained with respect to all or any part of the Premises and the proceeds thereof or proceeds of any sale, option or contract to sell the Premises or any portion thereof; and the Mortgagor hereby authorizes, directs and empowers the Mortgagee, at its option, on behalf of the Mortgagor, or the successors or assigns of Mortgagor, pursuant to the terms of this Mortgage, and subject to the terms of the Indenture, to adjust, compromise, claim, collect and receive such proceeds, to give property receipts and acquittance therefore and, after deducting expenses of collection, to apply the net proceeds upon the Secured Obligations as provided herein, notwithstanding the fact that the same may not then be due and payable or that the Securities are otherwise adequately secured.

      vii) All right, title, interest, claim and demand of the Mortgagor in, to and under any and all contracts and agreements entered into by the Mortgagor at any time and from time to time in connection with the construction, operation, management or leasing of the Premises, or any part thereof; and,

      viii) Any and all other property of every kind and nature from time to time hereafter conveyed, mortgaged, pledged, assigned, hypothecated or transferred hereunder as and for additional security hereunder by the Mortgagor.

      The Mortgaged Property shall remain so specially mortgaged and collaterally assigned to the Mortgagee upon the terms herein set forth for the equal and proportionate benefit, security and protection of all of the aforesaid Holders without any privilege, priority or distinction as to the lien or otherwise of any of the Secured Obligations over any of the other Secured Obligations until payment and performance in full of all of the Secured Obligations

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      This Mortgage is also granted by Mortgagor and accepted by he Mortgagee pursuant to Louisiana Civil Code Article 3298 as a mortgage to secure future obligations and is entitled, without limitation of other applicable provisions of Louisiana law, to the benefits of La.R.S. 9:5554 through 9:5557 and of Louisiana Civil Code Article 3311, 3312 and 3319. For all purposes of La.R.S. 9:5556, the Mortgagee is the mortgagee of record.

                                    ARTICLE I

                                    COVENANTS

SECTION 1.1 PAYMENT AND PERFORMANCE OF SECURED OBLIGATIONS; INCORPORATION OF INDENTURE; INDENTURE CONTROLLING; DEFINED TERMS. BSC and
RRRC shall each pay when due all sums required under the Secured Obligations to which each is a party or under which each is an obligor and shall duly and punctually perform and observe all of the terms, provisions, conditions, covenants and agreements on its part to be performed or observed as provided in the Secured Obligations to which each is a party or under which each is an obligor. Each and all of the terms, provisions, representations, warranties, conditions, covenants and agreements set forth in the Indenture, and in each and every supplement thereto or amendment thereof which may at any time or from time to time be executed and delivered by the parties thereto or their successors and assigns, are incorporated herein by reference to the same extent as though each and all of said terms, provisions, representations, warranties, conditions, covenants and agreements were fully set out herein. In the event of any conflict or inconsistency between the provisions of this Mortgage and the provisions of the Indenture, the provisions of the Indenture shall be deemed controlling, except with respect to those provisions of this Mortgage which relate to the creation or enforcement of the liens hereby granted. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

      Without limitation of anything contained in the immediately foregoing paragraph, BSC hereby specifically covenants and agrees to be bound by all of the covenants, agreements and undertakings contained in Articles VI, VII, X, XII and XIII of the Indenture (in each case as any or all thereof may hereafter be modified, amended or restated), and RRRC hereby specifically covenants and agrees to be bound by all of the covenants, agreements and undertakings contained in Article XV of the Indenture (as such may hereafter be modified, amended or restated).

SECTION 1.2             WARRANTY OF TITLE.

      Mortgagor warrants that Mortgagor has good title to the Premises in fee simple and good title to the rest of the Mortgaged Property, subject only to the matters that are set forth in EXHIBIT "C" attached hereto and made a part hereof and to any other Permitted Liens as defined under the Indenture (the "PERMITTED EXCEPTIONS") and Mortgagor shall warrant, defend and preserve such title and the lien of this Mortgage thereon against all claims of all persons and entities. Mortgagor further warrants that it has the right to mortgage or collaterally assign, as the case may be, the Mortgaged Property as set forth in this Mortgage.


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      If the interest of the Mortgagee in the Mortgaged Property, or any part thereof, shall be endangered or shall be attacked, directly or indirectly, the Mortgagor hereby authorizes the Mortgagee, at the Mortgagor's expense, to take all necessary and proper steps for the defense of such title or interest, including the employment of counsel, the prosecution or defense or litigation and the compromise or discharge of claims and liens made against such title or interest in the Mortgaged Property. The Mortgagor will indemnify and hold the Mortgagee harmless from and against any and all loss, cost, damage, liability or expense incurred in protecting the interests of the Mortgagee hereunder in such an event, including but not limited to, all court costs and reasonable attorneys' fees.

SECTION 1.3 REQUIREMENTS. (a) Mortgagor shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "GOVERNMENTAL AUTHORITY") which has jurisdiction over the Mortgaged Property or any portion thereof and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Mortgagor or to any of the Mortgaged Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Mortgaged Property are collectively referred to as the "LEGAL REQUIREMENTS".

      (b) Except as otherwise expressly provided in the Indenture with respect to the construction and operation of any Released Property Facility, from and after the date of this Mortgage, Mortgagor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Mortgagor hereby assigns to Mortgagee any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Mortgagor represents that each parcel of the Land constitutes a legally subdivided lot, in compliance, to the extent required by law, with all subdivision laws and similar Legal Requirements. Any act or omission by Mortgagor which would result in a violation of any of the provisions of this subsection shall be void.

SECTION 1.4 PAYMENT OF TAXES AND OTHER IMPOSITIONS. (a) Promptly when due, Mortgagor shall pay and discharge all taxes of every kind and nature (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Mortgaged Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Mortgaged Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the

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"IMPOSITIONS"). Upon request by Mortgagee, Mortgagor shall deliver to Mortgagee
(i) original or copies of receipted bills and canceled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence acceptable to Mortgagee showing the payment of any other such Imposition. If by law any Imposition, at Mortgagor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

      (b) Nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without notice or demand to Mortgagor, to pay any Imposition after the date such Imposition shall have become due, and to add to the Secured Obligations the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Mortgage, and (ii) payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.

      (c) Mortgagor shall not claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Mortgage or on any interest payable thereon for any taxes assessed against the Mortgaged Property or any part thereof, and shall not claim any deduction from the taxable value of the Mortgaged Property by reason of this Mortgage.

      (d) Mortgagor shall have the right before any delinquency occurs to contest or object in good faith to the amount or validity of any Imposition by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying, or extending Mortgagor's covenant to pay any such Imposition at the time and in the manner provided in this Section unless
(i) Mortgagor has given prior written notice to Mortgagee of Mortgagor's intent so to contest or object to an Imposition, (ii) Mortgagor shall demonstrate to Mortgagee's satisfaction that the legal proceedings shall operate conclusively to prevent the sale of the Mortgaged Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings and (iii) Mortgagor shall furnish a good and sufficient bond or surety as requested by and reasonably satisfactory to Mortgagee in the amount of the Impositions which are being contested plus any interest and penalty which may be imposed thereon and which could become a lien against the Premises or any other part of the Mortgaged Property.

      (e) Upon written notice to Mortgagor, Mortgagee, after an Event of Default with respect to the Securities of any series and the acceleration of the Securities under Article VIII of the Indenture, shall be entitled, unless and until such acceleration is rescinded under Article VIII of the Indenture, to require Mortgagor to pay monthly in advance to Mortgagee the equivalent of 1/12th of the estimated annual Impositions. Mortgagee may commingle such funds with its own funds and Mortgagor shall not be entitled to interest thereon.

SECTION 1.5   INSURANCE.  (a)  Mortgagor shall maintain or cause to be
------------------------
maintained on all of the Premises:


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            (i) property insurance against loss or damage by (A) fire, lightning, windstorm, tornado, water damage and by such other further risks and hazards as now are or subsequently may be covered by an "all risk" policy or a fire policy covering "special" causes of loss, which policy shall include building ordinance law endorsements and shall be automatically reinstated after each loss (subject to the right of the insurance carrier to cancel its policy upon due notice in which case Mortgagor shall promptly obtain a replacement policy meeting requirements established herein), and (B) flood and earthquake in annual aggregates of $25,000,000 for flood and $75,000,000 for earthquake;

            (ii) comprehensive general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language of such endorsement), covering all claims for personal injury, bodily injury or death, or property damage occurring on, in or about the Premises in an amount not less than $10,000,000 combined single limit with respect to injury and property damage relating to any one occurrence plus such excess limits as Mortgagee shall request from time to time;

            (iii) when and to the extent required by Mortgagee, insurance against loss or damage by any other risk commonly insured against by persons occupying or using like properties in the locality or localities in which the Land is situated;

            (iv) insurance against rent loss, extra expense or business interruption (and/or soft costs, in the case of new construction), if applicable, in amounts satisfactory to Mortgagee, but not less than one year's gross rent or gross income;

            (v) during the course of any construction or repair of Improvements, comprehensive general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language of such endorsement), including coverage for elevators and escalators, if any. The policy shall include coverage for independent contractors and completed operations. The completed operations coverage shall stay in effect for two years after construction of any Improvements has been completed. The policy shall provide coverage on an occurrence basis against claims for personal injury, including, without limitation, bodily injury, death or property damage occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a limit of not less than that required by Mortgagee with respect to personal injury, bodily injury or death to any one or more persons or damage to property;

            (vi) during the course of any construction or repair of the Improvements, workers' compensation insurance (including employer's liability insurance) for all employees of Mortgagor engaged on or with respect to the Premises in such amounts as are reasonably satisfactory to Mortgagee, but in no event less than the limits established by law;

            (vii) during the course of any construction, addition, alteration or repair of the Improvements, builder's risk completed value form insurance against "all risks of physical loss," including collapse, water damage, flood and earthquake and transit coverage, during

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      construction or repairs of the Improvements, with deductible approved by
      Mortgagee, in nonreporting form, covering the total value of work performed and equipment, supplies and materials furnished (with an appropriate limit for soft costs in the case of construction);

            (viii) boiler and machinery property insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, provided the Improvements contain equipment of such nature, and insurance against rent, extra expense, business interruption and soft costs, if applicable, arising from any such breakdown, in such amounts as are reasonably satisfactory to Mortgagee but not less than the lesser of $1,000,000 or 10% of the value of the Improvements; and

            (ix) if any portion of the Premises is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, flood insurance in an amount satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.

Each insurance policy (other than flood insurance written under the National Flood Insurance Act of 1968, as amended, in which case to the extent available) shall (i) provide that it shall not be canceled, non-renewed or materially amended without 30 days, prior written notice to Mortgagee, (ii) with respect to all property insurance, provide for deductibles not to exceed $250,000, contain a "Replacement Cost Endorsement" (predicated on rebuilding) without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement satisfactory to Mortgagee), with loss payable to Mortgagor and Mortgagee as their respective interests may appear, without contribution, under a "standard" or "New York" mortgagee clause acceptable to Mortgagee and be written by insurance companies having an A.M. Best Company, Inc. rating of A or higher and a financial size category of not less than XII, or otherwise as approved by Mortgagee, and (iii) contain a "manuscript" endorsement providing that Mortgagor may not unilaterally cancel such policy without Mortgagee's prior written consent. Liability insurance policies shall name Mortgagee as an additional insured and contain a waiver of subrogation against Mortgagee; all such policies shall indemnify and hold Mortgagee harmless from all liability claims occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways. The amounts each insurance policy and the form of each such policy shall at all times be satisfactory to Mortgagee. Mortgagor shall instruct each insurance company in writing to deliver all insurance proceeds under each such insurance policy to Mortgagee (notwithstanding that loss may be payable to both Mortgagor and Mortgagee) and Mortgagor agrees that any such insurance company shall not be liable to Mortgagor with respect to the delivery of any such proceeds to Mortgagee alone. Any proceeds which are payable by check to the order of both Mortgagee and Mortgagor, or of Mortgagor alone, shall be promptly endorsed by Mortgagor and delivered to Mortgagee and Mortgagor hereby irrevocably constitutes and appoints Mortgagee and any officer or agent thereof, with full power of substitution, as Mortgagor's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Mortgagor and in the name of Mortgagor, from time to time in Mortgagee's sole discretion, to endorse any such check on behalf of Mortgagor and Mortgagor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue of

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this power, which is a power coupled with an interest and shall be irrevocable.
The foregoing powers conferred upon Mortgagee are solely to protect its interest in the Mortgaged Property and shall not impose any duty upon Mortgagee to exercise any such powers; Mortgagee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor the Holders nor any of their respective officers, directors, employees or agents shall be responsible to Mortgagor for any act of failure to act, except for its own gross negligence or willful misconduct. If any required insurance shall expire, be withdrawn, become void by breach of any condition thereof by Mortgagor or by any lessee of any part of the Mortgaged Property or become void or unsafe by reason of the failure or impairment of the capital of any insurer, or if for any other reason whatsoever such insurance shall become unsatisfactory to Mortgagee, Mortgagor shall immediately obtain new or additional insurance satisfactory to Mortgagee. Mortgagor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Mortgagee in all respects.

      (b) Mortgagor shall deliver to Mortgagee an original of each insurance policy required to be maintained, or a certificate of such insurance acceptable to Mortgagee, together with a copy of the declaration page for each such policy. Mortgagor shall (i) pay as they become due all premiums for such insurance, (ii) not later than 15 days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed policy or policies, or duplicate original or originals thereof, marked "premium paid," or accompanied by such other evidence of payment satisfactory to Mortgagee. Upon request of Mortgagee, Mortgagor shall cause its insurance underwriter or broker to certify to Mortgagee in writing that all the requirements of this Mortgage governing insurance have been satisfied.

      (c) If Mortgagor is in default of its obligations to insure or deliver any such prepaid policy or policies, then Mortgagee, at its option and without notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee on demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate and the same shall be deemed to be secured by this Mortgage and shall be collectible in the same manner as the obligations secured by this Mortgage.

      (d) Mortgagor promptly shall comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Mortgage.

      (e) If the Mortgaged Property, or any part thereof, shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, or in the event any claim is made against Mortgagor for any personal injury, bodily injury or property damage incurred on or about the Premises, Mortgagor shall give immediate notice thereof to Mortgagee. If the Mortgaged Property is damaged by fire or other casualty and the cost to repair such damage is less than the lesser of (i) 5% of the replacement cost of the Improvements at the affected Land site and (ii) $100,000, then provided that no Event of Default shall have occurred and be continuing, Mortgagor shall have the right to adjust such loss, and the insurance proceeds relating to such loss may be paid over to Mortgagor; provided that Mortgagor shall, promptly after any such damage, repair all such damage regardless of whether any insurance proceeds have been received or whether such proceeds, if received, are sufficient to pay for the costs of repair. If the Mortgaged Property is damaged by fire or other casualty, and the cost to repair such damage exceeds the above limit, or if an Event of Default shall have occurred and be continuing, then Mortgagor authorizes and empowers Mortgagee, at Mortgagee's option and in Mortgagee's sole discretion, as attorney-in-fact for Mortgagor, to make proof of loss, to adjust and compromise any claim under any insurance policy, to appear in and prosecute any action arising from any policy, to collect and receive insurance proceeds and to deduct therefrom Mortgagee's expenses incurred in the collection process. Each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Mortgagee. Mortgagee shall have the right to require Mortgagor to repair or restore the Mortgaged Property, and Mortgagor hereby designates Mortgagee as its attorney-in-fact for the purpose of making any election required or permitted under any insurance policy relating to repair or restoration. The insurance proceeds or any part thereof received by Mortgagee and/or Mortgagor shall constitute Trust Moneys which shall be applied in accordance with subsection 13.2 of the Indenture.

      (f) In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property in extinguishment of the Secured Obligations, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee and Mortgagor hereby appoints Mortgagee its attorney-in-fact, in Mortgagor's name, to assign and transfer all such policies and proceeds to such purchaser or grantee.

      (g) Upon written notice to Mortgagor, Mortgagee after an Event of Default with respect to the Securities of any series, and acceleration of the Securities under Article VIII of the Indenture, shall be entitled, unless and until such acceleration is rescinded under Article VIII of the Indenture, to require Mortgagor to pay monthly in advance to Mortgagee the equivalent of 1/12th of the estimated annual premiums due on such insurance. Mortgagee may commingle such funds with its own funds and Mortgagor shall not be entitled to interest thereon.

      (h) Mortgagor may maintain insurance required under this Mortgage by means of one or more blanket insurance policies maintained by Mortgagor; PROVIDED, HOWEVER, that (A) any such policy shall specify, or Mortgagor shall furnish to Mortgagee a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Premises and the other Mortgaged Property and any sublimits in such blanket policy applicable to the Premises and the other Mortgaged Property, (B) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Mortgaged Property in an amount equal to the coverages required to be maintained by Mortgagor as provided above and (C) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Mortgaged Property.

SECTION 1.6 (a) RESTRICTIONS ON LIENS, ENCUMBRANCES, SALES AND TRANSFERS. For the purposes of (i) protecting Mortgagee's security, both of repayment and of value in the Mortgaged Property, (ii) giving Mortgagee the full benefit of its bargain and contract with Mortgagor, and

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
(iii) keeping the Mortgaged Property free of subordinate financing liens, Mortgagor agrees that if the following provisions of this paragraph should be deemed a restraint on alienation, that such provisions are reasonable restraints:

      (1) Except for the lien of this Mortgage and the Permitted Exceptions, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

      (2) Except as may be permitted pursuant to subsection 6.15 of the Indenture, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

            (b) SUBORDINATION OF MORTGAGE. Notwithstanding anything to the contrary contained herein regarding the priority of this Mortgage, Mortgagee hereby expressly subordinates the lien of this Mortgagee to any and all Permitted Easements hereafter granted by Mortgagor over the Mortgaged Property in accordance with the Indenture. This subordination is automatic and self-operative; however, upon written notice from Mortgagor, at Mortgagor's cost, Mortgagee shall execute and deliver any and all instruments and agreements requested by Mortgagor to confirm or evidence this subordination with respect to all or any particular Permitted Easement(s).

SECTION 1.7 RELATIONSHIP OF MORTGAGEE AND MORTGAGOR. Mortgagee shall in no event be construed for any purpose to be a partner, joint venturer, agent or associate of Mortgagor or of any beneficiary, tenant, subtenant, operator, concessionaire or licensee of Mortgagor in the conduct of their respective businesses, and without limiting the foregoing, Mortgagee shall not be deemed to be such partner, joint venturer, agent or associate on account of Mortgagee becoming a Mortgagee in possession or exercising any rights pursuant to this Mortgage, any of the other Security Documents, as defined in the Indenture, or otherwise.

SECTION 1.8 MAINTENANCE; NO ALTERATION; INSPECTION; UTILITIES. (a) Mortgagor shall maintain or cause to be maintained all the Improvements in good condition and repair and shall not commit or suffer any waste of the Improvements. Mortgagor shall repair, restore, replace or rebuild promptly any part of the Premises which may be damaged or destroyed by any casualty whatsoever. Any material alteration or demolition of or addition to the Improvements shall be undertaken in a commercially reasonable manner as reasonably established by a Board Resolution.

      (b) Mortgagee and any persons authorized by Mortgagee shall have the right to enter and inspect the Premises and the right to inspect all work done, labor performed and materials furnished in and about the Improvements and the right to inspect and make copies of all books, contracts and records of Mortgagor relating to the Mortgaged Property subject to Section 4.7 below.

      (c) Mortgagor shall pay or cause to be paid when due all utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon.

SECTION 1.9 CONDEMNATION/EMINENT DOMAIN. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. Mortgagor authorizes Mortgagee, at Mortgagee's option and in Mortgagee's sole discretion, as attorney-in-fact for Mortgagor, to commence, appear in and prosecute, in Mortgagee's or Mortgagor's name, any action or proceeding relating to any condemnation of the Mortgaged Property, or any portion thereof, and to settle or compromise any claim in connection with such condemnation. If Mortgagee elects not to participate in such condemnation proceeding, then Mortgagor shall, at its expense, diligently prosecute any such proceeding and shall consult with Mortgagee, its attorneys and experts and cooperate with them in any defense of any such proceedings. All awards and proceeds of condemnation shall be assigned to Mortgagee to be applied in the same manner as insurance proceeds, as provided above, and Mortgagor agrees to execute any such assignments of all such awards as Mortgagee may request.

SECTION 1.10 LEASES. (a) Mortgagor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (ii) without the prior written consent of Mortgagee, execute or permit to exist any Lease of any of the Mortgaged Property.

      (b) As to any Lease consented to by Mortgagee, Mortgagor shall:

            (i) promptly perform all of the provisions of the Lease on the part of the lessor thereunder to be performed;

            (ii) promptly enforce all of the provisions of the Lease on the part of the lessee thereunder to be performed;

            (iii) appear in and defend any action or proceeding arising under or in any manner connected with the Lease or the obligations of Mortgagor as lessor or of the lessee thereunder;

            (iv) exercise, within 5 days after a request by Mortgagee, any right to request from the lessee a certificate with respect to the status thereof;

            (v) simultaneously deliver to Mortgagee copies of any notices of default which Mortgagor may at any time forward to or receive from the lessee;

            (vi) promptly deliver to Mortgagee a fully executed counterpart of the Lease; and

            (vii) promptly deliver to Mortgagee, upon Mortgagee's request, an assignment of the Mortgagor's interest under such Lease.

      (c) Mortgagor shall deliver to Mortgagee, within 10 days after a request by Mortgagee, a written statement, certified by Mortgagor as being true, correct and complete, containing the names of all lessees and other occupants of the Mortgaged Property, the terms of all Leases and the spaces occupied and rentals payable thereunder, and a list of all Leases which are then in default, including the nature and magnitude of the default; such statement shall be accompanied by credit information with respect to the lessees and such other information as Mortgagee may request.

      (d) All Leases entered into by Mortgagor after the date hereof, if any, and all rights of any lessees thereunder shall be subject and subordinate in all respects to the lien and provisions of this Mortgage unless Mortgagee shall otherwise elect in writing.

      (e) As to any Lease now in existence or subsequently consented to by Mortgagee, Mortgagor shall not accept a surrender or terminate, cancel, rescind, supplement, alter, revise, modify or amend such Lease or permit any such action to be taken nor shall Mortgagor accept the payment of rent more than thirty (30) days in advance of its due date.

      (f) If any act or omission of Mortgagor would give any lessee under any Lease the right, immediately or after lapse of a period of time, to cancel or terminate such Lease, or to abate or offset against the payment of rent or to claim a partial or total eviction, such lessee shall not exercise such right until it has given written notice of such act or omission to Mortgagee and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice without a remedy being effected.

      (g) In the event of the enforcement by Mortgagee of any remedy under this Mortgage, the lessee under each Lease shall, if requested by Mortgagee or any other person succeeding to the interest of Mortgagee as a result of such enforcement, attorn to Mortgagee or to such person and shall recognize Mortgagee or such successor in interest as lessor under the Lease without change in the provisions thereof; provided however, that Mortgagee or such successor in interest shall not be: (i) bound by any payment of an installment of rent or additional rent which may have been made more than 30 days before the due date of such installment; (ii) bound by any amendment or modification to the Lease made without the consent of Mortgagee or such successor in interest; (iii) liable for any previous act or omission of Mortgagor (or its predecessors in interest); (iv) responsible for any monies owing by Mortgagor to the credit of such lessee or subject to any credits, offsets, claims, counterclaims, demands or defenses which the lessee may have against Mortgagor (or its predecessors in interest); (v) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (vi) obligated to make any payment to such lessee other than any security deposit actually delivered to Mortgagee or such successor in interest. Each lessee or other occupant, upon request by Mortgagee or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. In addition, Mortgagor agrees that each Lease entered into after the date of this Mortgage shall include language to the effect of subsections (d) through (g) of this Section; provided that the provisions of such subsections shall be self-operative and any failure of any Lease to include such language shall not impair the binding effect of such provisions on any lessee under such Lease.

SECTION 1.11 FURTHER ASSURANCES/ESTOPPEL CERTIFICATES. To further assure Mortgagee's rights under this Mortgage, Mortgagor agrees upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee. Mortgagor, within five (5) business days after request, shall deliver, in form and substance satisfactory to Mortgagee, a written statement, duly acknowledged, setting forth the amount of the Secured Obligations, and whether any offsets, claims, counterclaims or defenses exist against the Secured Obligations and certifying as to such other matters as Mortgagee shall reasonably request.

SECTION 1.12 MORTGAGEE'S RIGHT TO PERFORM. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor's default or waive any right or remedy of Mortgagee. The Mortgagee, in making any payment hereby authorized (a) relating to taxes, may do so according to any bill, statement or estimate, without inquiry into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof; (b) for the purchase, discharge, compromise or settlement of any lien, may do so without inquiry as to the validity or amount of any claim for lien which may be asserted; and (c) in connection with the completion of construction, furnishing or equipping of the Premises or the rental, operation or management of the Premises or the payment of operating costs and expenses thereof may do so in such amounts and to such persons as the Mortgagee may deem appropriate. Nothing contained herein shall be construed to require the Mortgagee to advance or expend moneys for any purpose mentioned herein, or for any other purpose.

SECTION 1.13 HAZARDOUS MATERIAL. (a) Neither Mortgagor nor, to the best knowledge of Mortgagor, any other person has ever caused or permitted any Hazardous Material (as defined below) to be placed, held, located or disposed of on, under or at the Premises, or any part thereof, and the Premises have never been used (whether by Mortgagor or, to the best knowledge of Mortgagor, by any other person, including any tenant) as a dump site or storage (whether permanent or temporary) site for any Hazardous Material, in each instance, except in compliance with all Legal Requirements, the violation of which would have a material adverse effect on the financial condition, results of operations, business or prospects of BSC and its subsidiaries, taken as a whole.

      (b) Mortgagor represents that to the best of Mortgagor's knowledge, upon due inquiry, (i) the Premises are free of all Hazardous Material except for Hazardous Material being used or stored in compliance with all Legal Requirements, the violation of which would have a material adverse effect on the financial condition, results of operations, business or prospects of BSC and its subsidiaries, taken as a whole, and (ii) the Premises are not or have not been adversely affected by any Hazardous Material and are not in violation of any applicable Legal Requirement, the violation of which would have a material adverse effect on the financial condition, results of operations, business or prospects of BSC and its subsidiaries, taken as a whole, of any Governmental Authority regulating, relating to, or imposing liability or standards of conduct concerning Hazardous Material.

      (c) Mortgagor shall comply with any and all applicable Legal Requirements, the violation of which would have a material adverse effect on the financial condition, results of operations, business or prospects of BSC and its subsidiaries, taken as a whole, governing the discharge and removal of Hazardous Material, shall pay immediately when due the costs of removal of any Hazardous Material, and shall keep the Premises free of any lien imposed pursuant to such Legal Requirements. In the event Mortgagor fails to do so, after notice to Mortgagor and the expiration of the earlier of (i) applicable cure periods hereunder, or (ii) the cure period permitted under the applicable Legal Requirement, Mortgagee may declare such failure an Event of Default with respect to Securities of all series or cause the Premises to be freed from the Hazardous Material and the cost of the removal with interest at the Default Rate shall immediately be due from Mortgagor to Mortgagee and the same shall be added to the Secured Obligations and be secured by this Mortgage. Mortgagor further agrees not to release or dispose of, or to authorize any other Person to release or dispose of, any Hazardous Material at the Premises except in compliance with all applicable Legal Requirements, the violation of which would have a material adverse effect on the financial condition, results of operations, business or prospects of BSC and its subsidiaries, taken as a whole. Prior to the occurrence of an Event of Default, Mortgagee may, at Mortgagor's expense, require only such environmental audits or assessments as Mortgagee may reasonably deem necessary based on facts and circumstances specific to the Premises which might indicate a violation of this Section 1.13. Upon the occurrence and during the continuance of any Event of Default, Mortgagee may, at Mortgagor's expense, require any environmental audit or assessments which Mortgagee may deem necessary in its sole discretion. Mortgagor shall give Mortgagee and its agents and employees access to the Premises to remove Hazardous Material. Mortgagor agrees to defend, indemnify and hold Mortgagee free and harmless from and against all loss, costs, damage and expense (including attorneys' fees and costs Mortgagee may sustain by reason of (i) the imposition or recording of a lien by any Governmental Authority pursuant to any Legal Requirement relating to hazardous or toxic wastes or substances or the removal thereof ("HAZARDOUS MATERIAL LAW"); (ii) claims of any private parties regarding violations of Hazardous Material Laws;
(iii) costs and expenses (including, without limitation, attorneys' fees and fees incidental to the securing of repayment of such costs and expenses) incurred by Mortgagor or Mortgagee in connection with the removal of any such lien or in connection with Mortgagor's or Mortgagee's compliance with any Hazardous Material Laws; and (iv) the assertion against Mortgagee by any party of any claim in connection with Hazardous Material.

      (d) For the purposes of this Mortgage, "HAZARDOUS MATERIAL" means and includes any hazardous, nuclear, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, any so-called "Superfund" or "Superlien" law, or any other Legal Requirement regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, nuclear, toxic or dangerous waste, substance or material, as now or at any time in effect.

      (e) The foregoing indemnification shall be a recourse obligation of Mortgagor and shall survive repayment of the Secured Obligations, notwithstanding any limitations on recourse which may be contained herein or in any Security Documents or the delivery of any satisfaction or release or the assignment of this Mortgage by Mortgagee.

SECTION 1.14 ASBESTOS. Mortgagor shall not install or permit to be installed in the Premises friable asbestos or any substance containing asbestos and deemed hazardous by any Legal Requirement respecting such material, or any other building material deemed to be harmful, hazardous or injurious by relevant Legal Requirements and with respect to any such material currently present in the Premises shall promptly either (a) remove any material which such Legal Requirements deem harmful, hazardous or injurious and require to be removed or
(b) otherwise comply with such Legal Requirements, at Mortgagor's expense. If Mortgagor shall fail to so remove or otherwise comply, Mortgagee may declare an Event of Default with respect to the Securities of all series and/or do whatever is necessary to eliminate such substances from the Premises or otherwise comply with the applicable Legal Requirement, and the costs thereof, with interest at the Default Rate, shall be immediately due from Mortgagor to Mortgagee and the same shall be added to the obligations and be secured by this Mortgage. Mortgagor shall give Mortgagee and its agents and employees access to the Premises to remove such asbestos or substances. Mortgagor shall defend, indemnify, and save Mortgagee harmless from all loss, costs, damages and expense (including attorneys' fees and costs) asserted or proven against Mortgagee by any party, as a result of the presence of such substances or any removal or compliance with such Legal Requirements. The foregoing indemnification shall be a recourse obligation of Mortgagor and shall survive repayment of the Secured Obligations, notwithstanding any limitation on recourse which may be contained herein or in any of the Security Documents or the delivery of any satisfaction or release or the assignment of this Mortgage by Mortgagee.


                                   ARTICLE II

                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

SECTION 2.1             EVENTS OF DEFAULT; ACCELERATION.

      If an Event of Default with respect to the Securities of any series occurs, then and in every such case the Mortgagee by notice to BSC, or the Holders of not less than twenty-five percent (25%) in principal amount of the Outstanding Securities of any series, by notice to BSC and the Mortgagee, may declare all of the principal of and premium, if any, and accrued interest on all of the Securities of any applicable series to be due and payable immediately; provided, however, if an Event of Default specified in clause (vii), (viii) or
(xi) of Section 8.1 of the Indenture occurs, the principal amount and accrued interest shall IPSO FACTO become and be immediately due and payable on all Outstanding Securities without any declaration or other act on the part of the Mortgagee or any Holder. Upon such declaration all of the principal of and premium, if any, and accrued interest on the Securities of any applicable series shall be due and payable immediately. The Holders of the majority in principal amount of the Outstanding Securities of any series by notice to BSC and the Mortgagee may rescind an acceleration and its consequences in the manner set forth in the Indenture.

SECTION 2.2             REMEDIES.

      In case an Event of Default with respect to the Securities of any series shall occur, (a) the Mortgagee shall have all of the rights and remedies provided pursuant to the Indenture (in each case as any or all thereof may be modified, amended or restated), but only to the extent that the exercise of any such rights and remedies would not be prohibited by the laws of the State of Louisiana, (b) the provisions of the Indenture (in each case as any or all thereof may be modified, amended or restated) shall apply to the exercise by the Mortgagee and by the Holders of their respective rights and remedies under this Mortgage to the same extent as aforesaid and (c) the Mortgagee shall, in general, have the right to:

            (1) cause all or any part of the Mortgaged Property to be foreclosed or seized and sold under executory or other legal process in a manner provided for in Section 2.3 hereof or as provided by law;

            (2) exercise any right, power or remedy provided by this Mortgage, the Securities, the Indenture, the Security Documents or by law or in equity or by any other document or instrument regulating, evidencing, securing or guaranteeing any of the Securities; and,

            (3) take whatever action at law or in equity may appear necessary or desirable to collect the amounts then due and thereafter to become due under, or to enforce performance and observance of, any or all of the Secured Obligations.

SECTION 2.3             FORECLOSURE AND SALE.

      If an Event of Default with respect to the Securities of any series has occurred and if the Securities of any series have become due, whether by acceleration or otherwise, and if BSC or RRRC has failed to pay to the Mortgagee all sums then due and owing by it under the Securities of such series and under the other Secured Obligations, the Mortgagee shall have the right to seize and sell the Mortgaged Property by executory or other legal process without demand, notice or putting in default, all of which are hereby waived, and to foreclose the lien hereof, in accordance with the laws of the State of Louisiana and to exercise any other remedies provided by this Mortgage, or any which the Mortgagee may have at law, at equity or otherwise. In any suit to foreclose the lien hereof, there shall be allowed and included as additional indebtedness hereunder all expenditures and expenses which may be paid or incurred by or on behalf of the Mortgagee for reasonable attorney's fees, court costs, appraiser's fees, outlays for documentary and expert evidence, stenographer's charges, publication costs and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations and similar data and assurances with respect to title as the Mortgagee may deem reasonably necessary either to prosecute such suit or to evidence to bidders at sales which may be had pursuant to such decree the true conditions of the title to or the value of the Premises. All expenditures and expenses of the nature mentioned in this Section 2.3, and such other expenses and fees as may be incurred in the protection of the Premises and rents and income therefrom and the maintenance of the lien of this Mortgage, including the reasonable fees of any attorney employed by the Mortgagee in any litigation or proceedings affecting this Mortgage, the Secured Obligations or the Premises, including probate and bankruptcy proceedings, or in preparation of the commencement or defense of any proceedings or threatened suit or proceeding or otherwise in dealing specifically therewith, shall be so much additional indebtedness secured hereby and shall be immediately due and payable by the Mortgagor, with interest thereon at the Default Rate until paid.

      The Mortgagee may exercise the remedies hereunder with respect to any of the Mortgaged Property, in whole or in part, and in such portions and in such order as may be deemed advisable by the Mortgagee in its discretion, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits or liens evidenced by this Mortgage.

      To the fullest extent the Mortgagor may legally do so, the Mortgagor agrees that the Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and the Mortgagor, to the extent permitted by applicable law, hereby waives and releases all rights of redemption, valuation, appraisement and stay of execution, in the event of any sale by executory or other legal process and foreclosure of the liens hereby created. If any law referred to in this paragraph and now in force, of which the Mortgagor might take advantage despite this paragraph, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this paragraph.

      In the event of any sale of the Mortgaged Property, or any part thereof, in any proceedings instituted to enforce this Mortgage, it is agreed that the Mortgaged Property may be sold without appraisement to the highest bidder for cash, the said Mortgagor hereby expressly waiving the benefit of any and all appraisement thereof.

      The Mortgagor hereby further expressly waives: (a) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724 and all other laws conferring the same; (b) the demand and three (3) days' delay accorded by the Louisiana Code of Civil Procedure Articles 2639 and 2721; (c) the three (3) days' delay provided by the Louisiana Code of Civil Procedure Articles 2331 and 2722; and, (d) the benefit of the other provisions of the Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723; and the Mortgagor expressly agrees to the immediate seizure of the Mortgaged Property in the event of suit hereon.

      BSC hereby CONFESSES JUDGMENT in favor of the Mortgagee for the full amount of principal and interest, and premium, if any, on the Securities, and BSC and RRRC hereby CONFESS JUDGMENT in favor of the Mortgagee for all sums due and to become due under all other Secured Obligations to which each is a party or under which each is an obligor, for reasonable attorney's fees, and for any sums that may be advanced during the life of this Mortgage for the payment of premiums of insurance, taxes or amounts for the protection and preservation of this Mortgage, notwithstanding that such amount may exceed the aggregate face amounts of the Securities.

      Subject to the terms of the Indenture, the Mortgagee or any one or more of the Holders shall have the right to become the purchaser at any sale of the Mortgaged Property hereunder and shall have the right to have credited on the amount of its bid therefor all or any part of the Secured Obligations held by it or them as of the date of such sale.

      All rights of action (including the right to file proof of claims) under this Mortgage or under any of the Securities may be enforced by the Mortgagee without the possession of any of the Securities or the production thereof in any trial, or other proceedings relating thereto, and any such suit or proceeding instituted by the Mortgagee shall be brought in its name as Mortgagee without the necessity of joining any Holders as plaintiffs. Subject to the terms of the Indenture, any recovery of judgment shall be for the equal benefit of the Holders of the Secured Obligations and all of the Holders of the Secured Obligations shall be entitled to participate pro rata, without regard to series, in the proceeds of the Mortgaged Property.

SECTION 2.4             KEEPER.

      Upon the institution of proceedings to effect seizure and sale under this Mortgage or at any time thereafter, the court in which such proceedings are filed may appoint a keeper of the Premises. Such appointment may be made either before or after sale, without notice, without regard to solvency or insolvency of the Mortgagor at the time of application for such keeper, and without regard to the then value of the Premises. Pursuant to La. R.S. 9:5136, ET SEQ., the Mortgagor and Mortgagee agree that the Mortgagee may be the keeper or may name a keeper of the Premises at the time a seizure thereof is effected. Such keeper shall have the power to collect the rents, issues and profits of the Premises during the pendency of such foreclosure suit and in case of a sale and deficiency, if any, as well as during any further times when the Mortgagor, except for the intervention of such keeper, would be entitled to collection of such rents, issues and profits, and such keeper shall have all other powers which may be necessary or useful in such cases for the protection, possession, control, management and operation of the Premises during the whole of said period. The court may, from time to time, authorize the keeper to apply the net income from the Premises in payment in whole or in part of: (a) the Secured Obligations or the indebtedness secured by a decree foreclosing this Mortgage, or any tax, special assessment, or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to the foreclosure sale, or (b) the deficiency in case of a sale and deficiency. The rights provided for by this Section 2.4 are in addition to those provided for by the Indenture.

SECTION 2.5             PROCEEDS OF SALE.

      The proceeds of any foreclosure or sale of the Mortgaged Property, or any portion thereof, shall be distributed and applied in accordance with all applicable provisions of the Indenture.

SECTION 2.6             INSURANCE DURING FORECLOSURE.

      In the case of foreclosure of this Mortgage, and sale of the Mortgaged Property, the court, in its decree of foreclosure and sale, may provide that the mortgagee's clauses attached to each of the casualty insurance policies with respect to the Premises may be canceled and that the decree creditor may cause a new loss clause to be attached to each one of said casualty insurance policies making the loss thereunder payable to said decree creditor. In the event of foreclosure and sale hereunder, the Mortgagee is hereby authorized, without the consent of the Mortgagor, to assign any and all insurance policies to the purchaser at the sale, or to take such other steps as the Mortgagee may deem advisable to cause the interest of such purchaser to be protected by any of the insurance policies without credit or allowance to the Mortgagor for prepaid premiums thereon.

SECTION 2.7             RIGHTS CUMULATIVE.

      Each right, power and remedy conferred herein or in the Indenture, or in both, upon the Mortgagee is cumulative and in addition to every other right, power or remedy, express or implied, now or hereafter provided by law, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient to the Mortgagee.


                                   ARTICLE III

                                     TRUSTEE

SECTION 3.1             ACCEPTANCE OF THE TRUST.

      The Trustee hereby accepts the trust imposed upon it by this Mortgage, and agrees to perform said trust and any duties required to be performed by it under the terms of this Mortgage or under the terms of the Indenture, as the case may be, as an ordinarily prudent Trustee under a corporate mortgage, but only upon and subject to the express terms and conditions hereof and of the Indenture.

SECTION 3.2             TERMS OF THE TRUST.

      The duties of the Trustee, the rights of the Trustee, its compensation, right to indemnity, method of replacement and all other matters concerning the Trustee shall be governed by the terms and conditions of the Indenture, including but not limited to, particularly Article IX thereof.


                                   ARTICLE IV

                                  MISCELLANEOUS

SECTION 4.1             SUCCESSORS AND ASSIGNS.

      This Mortgage and each and every covenant, agreement and other provision hereof shall be binding upon BSC and RRRC, as Mortgagor, and their respective successors and assigns (including, without limitation, each and every record owner from time to time of the Premises or any other person having an interest therein), and shall inure to the benefit of the Mortgagee and its successors and assigns. Wherever herein the term, "Mortgagee", is used, such reference shall be deemed to include the Collateral Agent from time to time under the Indenture, whether so expressed or not. Each such Mortgagee from time to time shall be bound by the provisions hereof and shall have and enjoy all of the rights, privileges, powers, options and benefits afforded hereunder, and may enforce any and all of the terms and provisions hereof, as fully and to the same extent and with the same effect as if such Mortgagee were herein by name specifically granted such rights, privileges, powers, options and benefits and was herein by name designated the Mortgagee.

SECTION 4.2             COVENANTS RUN WITH LAND; SUCCESSOR MORTGAGORS.
-----------             ---------------------------------------------

      All of the covenants of this Mortgage shall run with the Land and be binding on any successor owners of the Land. If the ownership of the Premises or any portion thereof becomes vested in a Person other than the Mortgagor, the Mortgagee may, without notice to the Mortgagor, deal with such successor or successors in interest of the Mortgagor with reference to this Mortgage in the same manner as with the Mortgagor without in any way releasing or discharging the Mortgagor from its obligations hereunder.

SECTION 4.3             EXONERATION FROM SUCCESSOR MORTGAGEES.
-----------             --------------------------------------

      No successor to the rights, titles, interests, duties, discretions or options of the Mortgagee hereunder shall have any liability for any acts or omissions of any prior Mortgagee.

SECTION 4.4             AFTER-ACQUIRED PROPERTY; FURTHER ASSURANCES.
-----------             --------------------------------------------

      The Mortgagor will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, conveyances, mortgages, security agreements and assurances as the Mortgagee shall, from time to time, reasonably require for the better assuring, mortgaging, assigning, hypothecating and confirming unto the Mortgagee all property mortgaged or collaterally assigned hereby or property intended to be mortgaged or collaterally assigned hereby, whether now owned by the Mortgagor or hereafter acquired.

SECTION 4.5             GOVERNING LAW; INVALIDITY OF CERTAIN PROVISIONS.
-----------             -----------------------------------------------

      This Mortgage shall be construed and enforced according to the laws of the State of Louisiana, notwithstanding its place of execution and without reference to the conflicts of law principles of the State of Louisiana. If the lien of this Mortgage is invalid or unenforceable as to any part of the Mortgaged Property, the unsecured or partially secured portion of the Secured Obligations shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the Secured Obligations, and all payments made on the Secured Obligations, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the Secured Obligations which is not secured or not fully secured by the lien of this Mortgage.

SECTION 4.6             SECURITIES LEGAL.
-----------             -----------------

      BSC declares, represents, warrants, certifies and agrees that the proceeds of the Securities will be used solely for the purposes specified in any applicable offering document relating to the placement or sale thereof and that the Securities and all fees, charges and other payments made or required to be made with respect thereto and under this Mortgage and the Indenture are legal and do not violate any usury or other law of the State of Louisiana. The Securities do or will, when issued, evidence business loans and do not, and when disbursed will not, violate the provisions of the usury, consumer credit or other laws of any state which may have jurisdiction.

SECTION 4.7             INSPECTION OF PREMISES AND RECORDS.
-----------             ----------------------------------

      The Mortgagee and its representatives and agents shall have the right to inspect the Premises and all books, records and documents relating thereto and to the Mortgaged Property at all reasonable times following reasonable notice to the Mortgagor, and access thereto shall be permitted for that purpose.

SECTION 4.8             CERTAIN DEFINITIONS; CAPTIONS.
-----------             -------------------------------

      Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein," and the word "Mortgagee" shall mean "Mortgagee or any successor collateral agent to the Mortgagee," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein. "Default Rate" shall mean the rate equal to the highest rate of interest borne by any outstanding series of Securities at the time such Default Rate must be calculated. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

SECTION 4.9             NOTICES.
-----------             --------

      All notices, requests and demands to or upon the Mortgagor or the Mortgagee to be effective shall be in writing (or by fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, when deposited in the mails by certified mail, return receipt requested, to the addresses provided below, or (c) if by fax or similar electronic transfer, when sent and receipt has been confirmed, addressed to the Mortgagor or the Mortgagee at its address or transmission number for notices provided below. The Mortgagor and the Mortgagee may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

            (i)   If to the Mortgagor:

                  Bayou Steel Corporation
                  P.O. Box 5000
                  River Road
                  La Place, Louisiana  70069

                  Attention:  Richard J. Gonzalez

                  FAX No. 504/652-8450

            (ii) If to the Mortgagee:

                  First National Bank of Commerce
                  Third Floor, 210 Baronne Street
                  New Orleans, Louisiana 70112

                  Attention:  Corporate Trust Department

                  FAX No. (504) 623-1432

      Any notice or communication to a Holder shall be mailed by first class mail to his address shown on the Security Register kept by the Trustee. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If the Mortgagor mails a notice or communication to any Holder, it shall mail a copy to the Mortgagee at the same time.

SECTION 4.10      WAIVER OF CERTIFICATES.
------------      -----------------------

      The parties hereto waive production of all Mortgage and Conveyance Certificates, Tax Research Certificates and all other Certificates with respect to the Mortgaged Property and relieve and release me, Notary, and the surety on my official bond from all liability in connection with failure to produce said Certificates and to attach the same to this Mortgage.

SECTION 4.11      MAXIMUM AMOUNT SECURED.
------------      -----------------------

      Anything herein to the contrary notwithstanding, all amounts advanced by the Mortgagee hereunder, including without limitation, for the payment of premiums for insurance, taxes, assessments or other amounts for the preservation and protection of the Mortgaged Property and the lien of this mortgage, and all sums due or to become due under the Securities and the other Secured Obligations shall be secured by this Mortgage in an aggregate amount not to exceed TWO HUNDRED TWENTY MILLION AND NO/100 DOLLARS ($220,000,000.00).

SECTION 4.12 CHANGES IN METHOD OF TAXATION. In the event of the passage after the date hereof of any law of any Governmental Authority deducting from the value of the Premises for the purposes of taxation any lien thereon, or changing in any way the laws for the taxation of mortgages or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on mortgages or debts secured thereby, the Mortgagee shall have the right to declare the Secured Obligations due on a date to be specified by not less than 30 days' written notice to be given to Mortgagor unless within such 30-day period Mortgagor shall assume as a Secured Obligation hereunder the payment of any tax so imposed until full payment of the Secured Obligations and such assumption shall be permitted by law.

SECTION 4.13 EXPENSES; INDEMNIFICATION. (a) Mortgagor shall pay or reimburse Mortgagee for all expenses incurred by Mortgagee before and after the date of this Mortgage with respect to any and all transactions contemplated by this Mortgage including without limitation, the preparation of any document reasonably required hereunder or any amendment, modification, restatement or supplement to this Mortgage, the delivery of any consent, nondisturbance agreement or similar document in connection with this Mortgage or the enforcement of any of Mortgagee's rights. Such expenses shall include, without limitation, all title and conveyance charges, recording and filing fees and taxes, mortgage taxes, intangible personal property taxes, escrow fees, revenue and tax stamp expenses, insurance premiums (including title insurance premiums), title search and title rundown charges, brokerage commissions, finders fees, placement fees, court costs, surveyors', photographers', appraisers', architects', engineers', consulting professionals, accountants' and attorneys' fees and disbursements. Mortgagor acknowledges that from time to time Mortgagor may receive statements for such expenses, including without limitation attorneys' fees and disbursements.
Mortgagor shall pay such statements promptly upon receipt.

      (b) If (i) any action or proceeding shall be commenced by Mortgagee (including but not limited to any action to foreclose this Mortgage or to collect the Secured Obligations), or any action or proceeding is commenced to which Mortgagee is made a party, or in which it becomes necessary to defend or uphold the lien of this Mortgage (including, without limitation, any proceeding or other action relating to the bankruptcy, insolvency or reorganization of Mortgagor and/or any Subsidiary, as defined in the Indenture), or in which Mortgagee is served with any legal process, discovery notice or subpoena and
(ii) in each of the foregoing instances such action or proceeding in any manner relates to or arises out of this Mortgage or Mortgagee's lending to Mortgagor or acceptance of a guaranty from any guarantor of the Secured Obligations or of any of the Secured Obligations or any of the transactions contemplated by this Mortgage, then Mortgagor will immediately reimburse or pay to Mortgagee all of the expenses which have been or may be incurred by Mortgagee with respect to the foregoing (including reasonable counsel fees and disbursements), together with interest thereon at the Default Rate, and any such sum and the interest thereon shall be a lien on the Mortgaged Property, prior to any right, or title to, interest in or claim upon the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage. In any action or proceeding to foreclose this Mortgage, or to recover or collect the Secured Obligations, the provisions of law respecting the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

      (c) Mortgagor shall indemnify and hold harmless Mortgagee and Mortgagee's affiliates, and the respective directors, officers, agents and employees of Mortgagee and its affiliates from and against all claims, damages, losses and liabilities (including, without limitation, reasonable attorneys fees and expenses) arising out of or based upon any matter relating to this Mortgage, the Mortgaged Property or the occupancy, ownership, maintenance or management of the Mortgaged Property by Mortgagor, including, without limitation, any claims based on the alleged acts or omissions of any employee or agent of Mortgagor, except to the extent that any such claims, damages, losses and liabilities arise out of the gross negligence or willful misconduct of Mortgagee. This indemnification shall be in addition to any other liability which Mortgagor may otherwise have to Mortgagee.

SECTION 4.14 NO WAIVERS, ETC. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in anywise impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien.

SECTION 4.15      PREAMBLES.

      The preambles of this Mortgage constitute an integral part hereof.

      THUS DONE AND PASSED in New Orleans, Louisiana, on the date hereinabove first written, in the presence of the undersigned competent witnesses, who have hereunto signed their names, together with said appearers and me, Notary, after due reading of the whole.

WITNESSES:                          BAYOU STEEL CORPORATION
                                    ("BSC" AND "MORTGAGOR")


                                    BY:
PRINTED NAME:                       PRINTED NAME:  RICHARD J. GONZALEZ
                                    TITLE:  VICE PRESIDENT


                                    RIVER ROAD REALTY CORPORATION
PRINTED NAME:                                   ("RRRC" AND "MORTGAGOR")

                                    BY:
                                    PRINTED NAME:  RICHARD J. GONZALEZ
                                    TITLE:  VICE PRESIDENT


                                    FIRST NATIONAL BANK OF COMMERCE,
                                    AS TRUSTEE ("TRUSTEE")


                                    BY:
                                    PRINTED NAME: DENIS MILLINER
                                    TITLE:  VICE PRESIDENT AND TRUST OFFICER


                    ----------------------------------------
                                  NOTARY PUBLIC
                      IN AND FOR ORLEANS PARISH, LOUISIANA

                        MY COMMISSION IS ISSUED FOR LIFE.

                                 EXHIBIT "A" TO
                  MORTGAGE AND COLLATERAL ASSIGNMENT OF LEASES
                                       BY
                             BAYOU STEEL CORPORATION
                                       AND
                          RIVER ROAD REALTY CORPORATION
                                   IN FAVOR OF
                   FIRST NATIONAL BANK OF COMMERCE, AS TRUSTEE

                 ----------------------------------------------

                                    INDENTURE

                                 EXHIBIT "B" TO
                  MORTGAGE AND COLLATERAL ASSIGNMENT OF LEASES
                                       BY
                             BAYOU STEEL CORPORATION
                                       AND
                          RIVER ROAD REALTY CORPORATION
                                   IN FAVOR OF
                   FIRST NATIONAL BANK OF COMMERCE, AS TRUSTEE

                 ----------------------------------------------

                            LEGAL DESCRIPTION OF LAND

                                 EXHIBIT "C" TO
                  MORTGAGE AND COLLATERAL ASSIGNMENT OF LEASES
                                       BY
                             BAYOU STEEL CORPORATION
                                       AND
                          RIVER ROAD REALTY CORPORATION
                                   IN FAVOR OF
                   FIRST NATIONAL BANK OF COMMERCE, AS TRUSTEE

                 ----------------------------------------------

                              PERMITTED EXCEPTIONS